Exhibit 10.2

FORM OF SUPPORT AGREEMENT

This SUPPORT AGREEMENT (this “Agreement”), dated as of February 21, 2021, is entered into by and among Northern Star Investment Corp. II, a Delaware corporation (“Parent”), Apex Clearing Holdings LLC, a Delaware limited liability company (the “Company”), and each undersigned member (any such member, the “Member” and, together with Parent, each a “Party” and collectively, the “Parties”) of the Company. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Agreement and Plan of Reorganization, dated as of February 21, 2021 (as amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among Parent, NSIC II-A Merger LLC, a Delaware limited liability company (“Merger Sub I”), NSIC II-B Merger LLC, a Delaware limited liability company (“Merger Sub II” and, together with Merger Sub I, “Merger Subs”), and the Company.

RECITALS

WHEREAS, as of the date of this Agreement, each Member is the record holder, beneficial owner (as such term is defined in Rule 13d-3 under the Exchange Act, which meaning shall apply for all purposes of this Agreement whenever the term “beneficial” or “beneficially” is used), and has full voting power over Company Membership Interests (the “Interests”) set forth on such Member’s signature page hereto (such Interests and any additional Interests that are hereafter held of record or beneficially owned by a Member, collectively, the “Membership Interests”);

WHEREAS, the Company, Parent and Merger Subs have entered into the Merger Agreement in the form attached hereto as Annex A, which provides for the merger of Merger Sub I with and into the Company (the “Initial Merger”), with the Company surviving the Initial Merger (the “Initial Surviving Company”), and immediately after the Initial Merger and as part of the same overall transaction, the merger of the Initial Surviving Company with and into Merger Sub II (the “Final Merger” and, together with the Initial Merger, the “Mergers”), with Merger Sub II surviving the Final Merger, pursuant to the provisions of the Delaware Laws;

WHEREAS, Parent desires that each Member agree, and each Member is willing to agree, subject to the limitations herein, (1) not to Transfer (as defined below) any of its Membership Interests, (2) to execute and deliver written consents (to the extent requested by the Company) and otherwise vote its Membership Interests (or cause its Membership Interests to be voted) in a manner so as to facilitate consummation of the Mergers and the other transactions contemplated by the Merger Agreement, and (3) to undertake certain additional obligations pursuant to this Agreement;

WHEREAS, Parent, the Company, and each Member desire to make certain representations, warranties, covenants and agreements in connection with this Agreement;

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth in this Agreement, the Parties agree as follows:

ARTICLE 1

VOTING AND TRANSFER OF MEMBERSHIP INTERESTS

Section 1.01 Voting.

(a) The Member irrevocably and unconditionally agrees, during the period beginning on the date of this Agreement and ending on the Expiration Date (the “Applicable Period”), at each meeting of the Company Members (a “Meeting”) and at each adjournment or postponement thereof, and in connection with each action or approval by consent in writing of the Company Members (a “Consent Solicitation”), which written consent shall be delivered promptly, and in any event within twenty four (24) hours, after the Company requests such delivery, to cause to be present in person or represented by proxy and to vote or cause to be voted (or express consent or dissent in writing, as applicable) the Membership Interests set forth on the Member’s signature page hereto and any additional Membership Interests that are hereafter held of record or beneficially owned by the Member (collectively, the “Membership Interests”) that are entitled to vote (or express consent or dissent in writing, as applicable), in each case as follows:

(i)

in favor of any proposal for Company Members to adopt the Merger Agreement (including by executing and delivering, and not revoking or attempting or purporting to revoke, any Written Consents) and approving any other matters necessary for consummation of the transactions contemplated by the Merger Agreement, including an amendment to the Company’s limited liability company operating agreement;

(ii)

in favor of any proposal to adjourn a Meeting at which there is a proposal for Company Members to adopt the Merger Agreement to a later date if there are not sufficient votes to adopt the proposal described in clause (i) above or if there are not sufficient Membership Interests present in person or represented by proxy at such Meeting to constitute a quorum;

(iii)

against any proposal, offer or submission with respect to a competing transaction described in Section 4.3 (No Solicitation) of the Merger Agreement (a “Competing Transaction”) or the adoption of any agreement to enter into a Competing Transaction;

(iv)

against any proposal for any amendment or modification of the Company’s Charter Documents that would change the voting rights of any Membership Interest or the number of votes required to approval any proposal, including the vote required to adopt the Merger Agreement; and

(v)

against any action, transaction, agreement or proposal that would, or would reasonably be expected to (A) result in a breach of any representation, warranty, covenant or any other obligation or agreement of the Company under the Merger Agreement or any agreement ancillary thereto or the Member under this Agreement or any of the conditions to the consummation of the Merger under the Merger Agreement not being fulfilled on a timely basis, (B) prevent, delay or impair consummation of the Mergers or dilute, in any material respect, the benefit of the Mergers to Parent, or (C) facilitate any proposal, offer or submission with respect to a Competing Transaction or any agreement to enter into a Competing Transaction.

(b) Any vote required to be cast or consent or dissent in writing required to be expressed pursuant to this Section 1.01 shall be cast or expressed in accordance with the applicable procedures relating thereto so as to ensure that it is duly counted for purposes of determining that a quorum is present (if applicable) and for purposes of recording the results of that vote or Consent Solicitation. For the avoidance of doubt, nothing contained herein requires the Member (or entitles any proxy of the Member) to convert, exercise or exchange any options, warrants or convertible securities in order to obtain any underlying Shares.

(c) The Member agrees not to enter into any commitment, agreement, understanding or similar arrangement with any Person to vote or give voting instructions or express consent or dissent in writing in any manner inconsistent with the terms of this Section 1.01.

Section 1.02 No Transfers. During the Applicable Period, the Member agrees not to, directly or indirectly, in one or more transactions, whether by merger, consolidation, division, operation of law, or otherwise (including by succession or otherwise by operation of applicable Laws): (a) sell, convey, assign, transfer, exchange, pledge, hypothecate or otherwise encumber or dispose of any Membership Interests (or any right, title or interest therein) or any rights to acquire any securities or equity interests of the Company; (b) deposit any Membership Interests or any rights to acquire any securities or equity interests of the Company into a voting trust or enter into a voting agreement or any other arrangement with respect to any Membership Interests or any rights to acquire any securities or equity interests of the Company or grant or purport to grant any proxy or power of attorney with respect thereto that is inconsistent with this Support Agreement; (c) enter into any contract, option, call or other arrangement or undertaking, whether or not in writing, with respect to the direct or indirect sale, conveyance, assignment, transfer, exchange, pledge, hypothecation or other encumbrance or disposition, or limitation on the voting rights, of any Membership Interests (or any right, title or interest therein) or any rights to acquire any securities or equity interests of the Company; (d) otherwise grant, permit or suffer the creation of any Lien on any Membership Interests, other than Permitted Liens; or (e) approve or commit or agree to take any of the foregoing actions (any action described in the immediately preceding sentence, a “Transfer”); provided, however, that the foregoing shall not prohibit Transfers (i) between the Member and any Affiliate of the Member, (ii) if the Member is an individual, to a trust for the benefit of the Member or to any member of a Member’s immediate family or a trust for the benefit of such immediate family member or (iii) if the Member is an individual, by will, other testamentary document or under the laws of intestacy upon the death of Member, in each case, so long as, prior to and as a condition to the effectiveness of any such Transfer, such Affiliate or transferee executes and delivers to Parent a joinder to this Agreement in the form attached hereto as Annex B. Any Transfer or action in violation of this Section 1.02 shall be void ab initio. If any involuntary Transfer of any of Membership Interests occurs, the transferee (and all transferees and subsequent transferees of such transferee) shall take and hold such Membership Interests subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect during the Applicable Period.

Section 1.03 Stop Transfer. The Member shall not request that the Company register any transfer of any certificate or book-entry Interest or other uncertificated interest representing any Membership Interests made in violation of the restrictions set forth in Section 1.02 during the Applicable Period and hereby authorizes and instructs the Company to instruct its transfer agent to enter a stop transfer order with respect to all of the Membership Interests, subject to the provisions hereof; provided, that any such stop transfer order will immediately be withdrawn and terminated by the Company following the termination of this Agreement.

Section 1.04 Public Announcements; Filings; Disclosures.

(a) The Member (and the Member’s controlled Affiliates) shall not issue any press release or make any other public announcement or public statement (a “Public Communication”) with respect to this Agreement, the Merger Agreement, or the transactions contemplated hereby or thereby, without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), except as required by applicable Law, in which case the Member shall use its reasonable best efforts to provide Parent and Parent’s legal counsel with a reasonable opportunity to review and comment on such Public Communication in advance of its issuance and shall give reasonable and good faith consideration to any such comments.

(b) The Member hereby consents to and authorizes the Company and Parent to publish and disclose in any Public Communication or in any disclosure required by the SEC and in the Proxy Statement/Prospectus prepared by Parent and filed with the SEC relating to the Special Meeting the Member’s identity and ownership of Membership Interests and the Member’s obligations under this Agreement (the “Member Information”), consents to the filing of this Agreement to the extent required by applicable Law to be filed with the SEC or any regulatory authority relating to the Mergers, and agrees to cooperate with Parent in connection with such filings, including providing Member Information reasonably requested by Parent.

Section 1.05 Non-Solicitation. The Member acknowledges that the Member has read Section 4.3 of the Merger Agreement. In addition, the Member agrees that the restrictions imposed on the Company pursuant to Section 4.3 of the Merger Agreement shall be binding upon the Member mutatis mutandis and further agrees not to take (and agrees to cause its Affiliates and its and their Representatives not to take), directly or indirectly, any action that would violate Section 4.3 of the Merger Agreement if such action were taken by the Company.

Section 1.06 No Agreement as Director or Officer. The Member is entering into this Agreement solely in the Member’s capacity as record or beneficial owner of Membership Interests and nothing herein is intended to or shall limit or affect any actions taken by the Member or any employee, officer, director (or person performing similar functions), partner or other Affiliate (including, for this purpose, any appointee or representative of the Member to the board of managers of the Company) of the Member in his or her capacity as a manager or officer of the Company (or a Subsidiary of the Company) or other fiduciary capacity for the Company Members.

Section 1.07 Acquisition of Additional Membership Interests. In the event that, during the period commencing on the date hereof and ending at the Expiration Date, (a) any Membership Interests are issued to the Member, (b) the Member purchases or otherwise acquires beneficial ownership of any Membership Interests or (c) the Member acquires the right to vote or share in the voting of any Membership Interests (collectively the “New Securities”), then such New Securities acquired or purchased by such Member shall be subject to the terms of this Agreement to the same extent as if they constituted the Membership Interests owned by the Member as of the date hereof.

Section 1.08 No Litigation. The Member hereby agrees not to commence, maintain or participate in, or facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, suit, proceeding or cause of action, in law or in equity, in any court or before any Governmental Entity (a) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Merger Agreement or the transactions contemplated hereby or thereby (including any claim seeking to enjoin or delay the consummation of the Mergers), (b) alleging a breach of any fiduciary duty of any Person or alleging that any Person aided or abetted any breach of any fiduciary duty of any Person in connection with this Agreement or the Merger Agreement or the transactions contemplated thereby or thereby, or (c) otherwise relating to the Merger Agreement, this Agreement or the Mergers or other transactions contemplated hereby or thereby. Notwithstanding the foregoing, nothing herein shall be deemed to prohibit the Member from enforcing the Member’s rights under this Agreement or the Member’s right to receive the Per Share Merger Consideration.

Section 1.09 Further Assurances. The Member shall execute and deliver, or cause to be executed and delivered, such further certificates, instruments and other documents and to take such further actions as Parent or the Company may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement and the Merger Agreement.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF THE MEMBER

The Member hereby represents and warrants to Parent and the Company as follows:

Section 2.01 Organization; Authorization. In the event the Member is an individual, the Member has full power, right and legal capacity to execute and deliver this Agreement, and to perform his or her obligations hereunder. In the event the Member is a legal entity, (a) the Member is an entity duly organized, validly existing and in good standing under the applicable Laws of the Member’s jurisdiction of its organization, (b) the Member has all requisite corporate, limited liability company, or similar power and authority and has taken all action necessary in order to execute and deliver this Agreement, to perform the Member’s obligations under this Agreement and consummate the transactions contemplated by this Agreement, and (c) no approval by any holder of the Member’s equity interests is necessary to approve this Agreement which has not been received as of the date hereof. This Agreement has been duly authorized, executed and delivered by the Member and, in the event the Member is an individual and is married and any of the Member’s Membership Interests constitute community property or spousal approval is otherwise required in order for this Agreement to be a valid and binding obligation of the Member, this Agreement has been duly authorized, executed and delivered by or on behalf of the Member’s spouse, and this Agreement constitutes a valid and binding agreement of the Member enforceable against the Member in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

Section 2.02 Governmental Filings; No Violations; Certain Contracts. The execution, delivery and performance by the Member of this Agreement and the consummation by the Member of the transactions contemplated hereby do not and will not (i) conflict with or violate any United States or non-United States statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order applicable to the Member, (ii) require any consent, approval or authorization of, declaration, filing or registration with, or notice to, any person or entity, (iii) result in the creation of any encumbrance on any Shares (other than under this Agreement) or (iv) conflict with or result in a breach of or constitute a default under any provision of the Member’s governing documents or any agreement (including any voting agreement) to which the Member is a party.

Section 2.03 Litigation. As of the date of this Agreement, except as would not, individually or in the aggregate, reasonably be expected to prevent, delay or impair the ability of the Member perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement (a) there is no action, suit, demand, complaint, litigation, review, audit, hearing, arbitration, proceeding, investigation or similar dispute by or before any Governmental Entity or otherwise pending or, to the knowledge of the Member, threatened against the Member or any of its Affiliates and (b) neither the Member nor any of its Affiliates is a party to or subject to the provisions of any judgment, order, writ, injunction, decree or award of any Governmental Entity.

Section 2.04 Ownership of Membership Interests; Voting Power. The Member’s signature page hereto correctly sets forth the Member’s Membership Interests as of the date of this Agreement and, other than such Membership Interests, as of the date of this Agreement, there are no Company securities (or any securities convertible, exercisable or exchangeable for, or rights to purchase or acquire, any Company securities) held of record or beneficially owned by the Member or in respect of which the Member has voting power. The Member has not made any Transfer of Membership Interests and the Member is the record holder and beneficial owner of all of its Membership Interests and has, and shall have throughout the Applicable Period, good and valid title to the Membership Interests, full voting power and power of disposition with respect to all such Membership Interests free and clear of any Liens, except for any such Lien that (a) may be imposed pursuant to (i) this Agreement, the Merger Agreement and the transactions contemplated hereby and thereby, (ii) any applicable restrictions on transfer under applicable U.S. state or federal securities or “blue sky” Law or (iii) the Company’s Charter Documents or the terms of any customary custody or similar agreement applicable to Membership Interests held in brokerage accounts or (b) would not, individually or in the aggregate, reasonably be expected to prevent, delay or impair the ability of the Member perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement. No Person has any contractual or other right or obligation to purchase or otherwise acquire any of the Member’s Membership Interests other than pursuant to the Merger Agreement or as set forth in the Company’s Charter Documents.

Section 2.05 Reliance. The Member understands and acknowledges that Parent and Merger Subs are relying upon the Member’s execution, delivery and performance of this Agreement and upon the representations and warranties and covenants of the Member contained in this Agreement.

Section 2.06 Finder’s Fees. Except as set forth in Schedule 2.17 to the Merger Agreement, no agent, broker, investment banker, finder or other intermediary is or shall be entitled to any fee or commission or reimbursement of expenses from Parent, Merger Subs or the Company or any of their respective Affiliates in respect of this Agreement based upon any arrangement or agreement made by or on behalf of the Member.

Section 2.07 Proxy Statement. None of the information supplied in writing or to be supplied by the Member specifically for inclusion or incorporation by reference in the Proxy Statement/Prospectus and any amendment or supplement thereto will, at the date of mailing to the Parent Stockholders and at the time of the Special Meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 2.08 Other Agreements. The Member has not taken or permitted any action that would or would reasonably be expected to (a) constitute or result in a breach hereof, (b) make any representation or warranty of the Member set forth herein untrue or inaccurate or (c) otherwise restrict, limit or interfere with the performance of this Agreement, the Merger Agreement or the transactions contemplated by this Agreement or the Merger Agreement.

Section 2.09 Adequate Information. The Member acknowledges that the Member is a sophisticated investor with respect to the Member’s Membership Interests and has adequate information concerning the business and financial condition of the Company and Parent to make an informed decision regarding the transactions contemplated by this Agreement and has, independently and without reliance upon Parent, the Company or any Affiliate of Parent and the Company, and based on such information as the Member has deemed appropriate, made the Member’s own analysis and decision to enter into this Agreement. The Member acknowledges that the Member has received and reviewed this Agreement and the Merger Agreement and has had the opportunity to seek independent legal advice prior to executing this Agreement.

Section 2.10 No Other Representations or Warranties. Except for the representations and warranties made by the Member in this Article 2, neither the Member nor any other Person makes any express or implied representation or warranty to Parent in connection with this Agreement or the transactions contemplated by this Agreement, and the Member expressly disclaims any such other representations or warranties.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF PARENT AND THE COMPANY

Each of Parent and the Company represent and warrant to the Member as follows:

Section 3.01 Organization. Such Party is a legal entity duly organized or incorporated, as applicable, validly existing and in good standing under the laws of the State of Delaware.

Section 3.02 Corporate Authority. Such Party has all requisite corporate or limited liability company power and authority and has taken all action necessary in order to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by such Party and constitutes a valid and binding agreement of such Party enforceable against such Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

Section 3.03 No Other Representations or Warranties. Except for the representations and warranties made by Parent and the Company in this Article 3, neither such Party nor any other Person makes any express or implied representation or warranty to the Member in connection with this Agreement or the transactions contemplated by this Agreement, and the Member expressly disclaims reliance upon, and the Member acknowledges and agrees that such Party expressly disclaims, any such other representations or warranties.

ARTICLE 4

GENERAL PROVISIONS

Section 4.01 Termination. This Agreement, including the voting agreements contemplated by this Agreement, shall automatically be terminated at the earliest to occur of: (a) the Effective Time; (b) the termination of the Merger Agreement pursuant to Article VII thereof; or (c) the effective date of a written agreement duly executed and delivered by Parent, the Company and the Member terminating this Agreement (the date and time at which the earlier of clause (a), (b), and (c) occurs being, the “Expiration Date”); provided, however, that in the case of any termination pursuant to clause (a), Section 1.03 (Public Announcements; Filings; Disclosure), Section 1.07 (No Litigation) and Section 1.08 (Further Assurances) and this Article 4 shall survive such termination. Nothing set forth in this Section 4.01 or elsewhere in this Agreement shall relieve any Party of any liability or damages to any other Party for any intentional and willful breach of this Agreement by such Party prior to such termination or fraud in connection with, arising out of or otherwise related to the representations and warranties set forth in this Agreement or any instrument or other document delivered pursuant to this Agreement.

Section 4.02 Notices. All notices and other communications between the Parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service or (iv) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day), addressed as follows:

If to Parent:

Northern Star Investment Corp. II

c/o Graubard Miller

The Chrysler Building

405 Lexington Avenue, 11th Floor

New York, New York 10174

Attention: Jonathan J. Ledecky

E-mail: jledecky@hockeyny.com

with a copy to (which shall not constitute notice):

Graubard Miller

The Chrysler Building

405 Lexington Avenue, 11th Floor

New York, New York 10174

Attention: David Alan Miller / Jeffrey M. Gallant

E-mail: dmiller@graubard.com / jgallant@graubard.com

If to the Company:

Apex Clearing Holdings LLC

350 N St. Paul Street, Suite 1300

Dallas, TX 75201

Attention: Bill Capuzzi & Legal Department

E-mail: legal@peak6.com

with a copy to (which shall not constitute notice):

Sidley Austin LLP

One South Dearborn Street

Chicago, IL 60603

Attention: Chris Abbinante / Jeffrey N. Smith / Michael P. Heinz / Ryan Scofield

E-mail: cabbinante@sidley.com / jnsmith@sidley.com / mheinz@sidley.com / rscofield@sidley.com

If to the Member, to the Member’s address set forth on a signature page hereto.

Section 4.03 Expenses. Except as otherwise provided herein or in the Merger Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses, whether or not the Mergers are consummated.

Section 4.04 Counterparts; Electronic Delivery. This Agreement, and the consummation thereof, may be executed in counterparts, all of which shall be considered one and the same document and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party, it being understood that all parties need not sign the same counterpart. Delivery by electronic transmission to counsel for the other Party of a counterpart executed by a Party shall be deemed to meet the requirements of the previous sentence.

Section 4.05 Entire Agreement; Third Party Beneficiaries. This Agreement and the documents and instruments and other agreements between the Parties as contemplated by or referred to herein, including the annexes hereto (a) constitute the entire agreement between the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, between the Parties and any of their respective Affiliates with respect to the transactions contemplated hereby; and (b) are not intended to confer upon any other person any rights or remedies hereunder (except as specifically provided in this Agreement. No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the transactions contemplated by this Agreement exist between the parties except as expressly set forth or referenced in this Agreement and the Merger Agreement.

Section 4.06 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The Parties further agree to modify this Agreement to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

Section 4.07 Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. Each Party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other Party has an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity. The Parties acknowledge and agree that any Party seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section shall not be required to provide any bond or other security in connection with any such injunction.

Section 4.08 Governing Law. This Agreement shall be governed by and construed in accordance with the internal law of the State of Delaware regardless of the law that might otherwise govern under applicable principles of conflicts of law thereof.

Section 4.09 Consent to Jurisdiction; WAIVER OF TRIAL BY JURY. Each of the Parties hereto irrevocably consents to the exclusive jurisdiction and venue of the Delaware Chancery Court (or, if the Delaware Chancery Court shall be unavailable, any other court in the State of Delaware or, in the case of claims to which the federal courts have exclusive subject matter jurisdiction, any federal courts of the United States of America sitting in the State of Delaware) in connection with any matter based upon or arising out of this Agreement or the transactions contemplated hereby, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and manner of service of process. Each Party hereto hereby agrees not to commence any legal proceedings relating to or arising out of this Agreement or the transactions contemplated hereby in any jurisdiction or courts other than as provided herein. Each of the Parties hereto (i) certifies that no representative, agent or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce that foregoing waiver and (ii) acknowledges that it and the other Party hereto have been induced to enter into this Agreement and the transactions contemplated hereby, as applicable, by, among other things, the mutual waivers and certifications in this Section. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 4.10 Assignment. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties. Subject to the first sentence of this Section, this Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

Section 4.11 Amendment. This Agreement may be amended by the parties hereto at any time only by execution of an instrument in writing signed on behalf of each of the Parties.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first written above.

NORTHERN STAR INVESTMENT CORP. II

By:
Name:
Title:

APEX CLEARING HOLDINGS LLC

By:
Name:
Title:

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first written above.

MEMBER

If individual:

Signature of Member

Printed Name of Member

Signature of Member’s Spouse (if applicable)	Printed Name of Member’s Spouse (if applicable)

If entity:

Printed Name of Entity

By:
Name:
Title:

Address of Member:

Series	Interests Owned Beneficially	Interests Held of Record	Interests Over Which the Member has Full Voting Power

Note: Please indicate class, series and subseries of interests, as applicable.

[Signature Page to Support Agreement]

ANNEX A

MERGER AGREEMENT

[attached]

A-1

ANNEX B

FORM OF JOINDER

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Support Agreement dated as of February 21, 2021 (as amended, supplemented or otherwise modified from time to time, the “Support Agreement”) by and between Parent, the Company, and the Company Member that is party thereto. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Support Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to, and a “Member” under, the Support Agreement as of the date hereof and shall have all of the rights and obligations of a Member as if it had executed the Support Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Support Agreement.

IN WITNESS WHEREOF, the undersigned has duly executed this Joinder Agreement as of the date written below.

Date: [•][•], 20[•]
By:
Name:
Title:

Address for Notices:

With copies to:

B-1